UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2018

FREQUENCY ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8061	11-1986657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

55 Charles Lindbergh Blvd., Mitchel Field, New York 11553
(Address of principal executive offices, including zip code)

(516) 794-4500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   □

Item 1.01          Entry into a Material Definitive Agreement.

The Item 5.02 disclosure of the April 30, 2018 memorandum of understanding outlining Dr. Stanton Sloane’s title and compensation is incorporated by reference into this Item 1.01.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dr. Stanton Sloane as President and Chief Executive Officer
On April 30, 2018, the Frequency Electronics, Inc. (the “Company”) Board of Directors (the “Board”) appointed Dr. Stanton Sloane to serve as the Company’s President and Chief Executive Officer.

The Company has not yet entered into an employment agreement with Dr. Sloane, but Dr. Sloane’s title, compensation and benefits were outlined in a memorandum of understanding (the “MOU”), dated as of April 30, 2018, executed both by Joel Girsky, in his capacity as Chairman of the Board, and Dr. Sloane.  The MOU provides that Dr. Sloane will receive an annual base salary of $325,000, with a target bonus of 100% of this base salary.  The actual annual bonus will be based on performance and achievement of specific goals and objectives to be established by the Board. .  In addition to the Company’s standard officer benefits, Dr. Sloane will receive reimbursement of certain excess medical expenses, a leased vehicle and an initial grant of 55,000 units of Company stock appreciation rights. The MOU provides that the employment agreement between Dr. Sloane and the Company will include standard non-solicit and non-compete protections for the Company and will be structured as an annual contract that will renew automatically unless terminated by either party.  The MOU further provides that this employment agreement will contain provisions providing that Dr. Sloane will be entitled to payments equal to one year of his base salary and target bonus in the event of a change of control, a change of authority or a termination of his employment without cause.  In addition, all outstanding equity grants of Dr. Sloane will be subject to accelerated vesting following any termination of his employment without cause.

Dr. Sloane’s biographical information as required by Item 401(b) of Regulation S-K and his business experience as required by Item 401(e) of Regulation S-K are disclosed in the Company’s definitive proxy statement on Schedule 14A for the 2017 Annual Meeting of Stockholders, filed with the SEC on November 7, 2017 (the “Proxy Statement”), and are incorporated by reference herein.  There are no family relationships between Dr. Sloane and any other director or executive officer.  There are no arrangements or understandings between Dr. Sloane and any other person pursuant to which he was appointed as President and Chief Executive Officer. Except for his employment relationship with the Company, his service as a director of the Company and the compensation he receives for his employment, Dr. Sloane is not a party to any transaction to which the Company is a participant and that is required to be disclosed under Item 404(a) of Regulation S-K.

Appointment of Executive Chairman of the Board of Directors, Audit Committee Chairman and Lead Independent Director
Effective as of May 1, 2018, Martin Bloch, the Company’s founder, resigned as the Company’s President and Chief Executive Officer, but will continue in his role as the Company’s Chief Scientist.  Also effective as of May 1, 2018, Joel Girsky resigned as the Chairman of the Company’s Board, and the Company’s Board of Directors elected Mr. Bloch as its Executive Chairman, Mr. Girsky as Chairman of the Audit Committee and Jonathan Brolin as lead independent director.  Mr. Bloch’s employment agreement, dated March 17, 2008 is attached as Exhibit 10.1 and incorporated by reference herein.  Mr. Bloch’s employment agreement remains in effect, and there has been no change to his compensation or to any other provision of his employment agreement, except that Mr. Bloch has executed a waiver permitting Dr. Sloane to assume the role of President and Chief Executive Officer.

A copy of the press release announcing these elections and appointments is attached as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement between the Company and Martin Bloch dated as of March 17, 2008

99.1	Press Release dated May 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREQUENCY ELECTRONICS, INC.

By:     /s/ Steven Bernstein
Steven Bernstein
Chief Financial Officer

Dated: May 3, 2018

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between the Company and Martin Bloch dated as of March 17, 2008

99.1	Press Release dated May 1, 2018